Exhibit 99

FOR IMMEDIATE RELEASE	For further information, contact Doug Craney 708-450-3117

Alberto-Culver Reports Strong Fiscal Second Quarter and Six Month 2007 Earnings Results From

Continuing Operations; Declares Regular Quarterly Cash Dividend of 5.5 Cents Per Share

Melrose Park, IL, (April 30, 2007) – Alberto-Culver Company (NYSE: ACV), a leading manufacturer and marketer of personal care products including TRESemmé, Alberto VO5, Nexxus and St. Ives, today announced strong earnings results from continuing operations for its second quarter and first half of fiscal 2007. Earlier this year, the company split its consumer products business and its Sally/BSG unit into two separate public companies.

Second Quarter:

•	Net sales increased 4.8% to $383.4 million from $365.7 million in the prior year.

•

Pre-tax income from continuing operations increased 50.6% to $33.3 million. Excluding restructuring and other expenses of $593,000, pre-tax earnings from continuing operations increased 53.2% to $33.9 million compared to $22.1 million in the prior year.

•

Earnings from continuing operations (net of tax) increased 47.3% to $21.8 million. Excluding restructuring and other expenses of $1.0 million (net of tax), earnings from continuing operations (net of tax) increased 54.2% to $22.8 million compared to $14.8 million in the prior year.

•

Diluted earnings per share from continuing operations increased 37.5% to 22 cents. Excluding restructuring and other expenses, diluted earnings per share from continuing operations increased 43.8% to 23 cents versus 16 cents in the prior year.

First Half:

•	Net sales for the fiscal 2007 first half grew by 8.4% to $734.5 million from $677.6 million in the prior year.

•

Pre-tax income from continuing operations decreased 22.5% to $31.9 million, after deducting $32.0 million for restructuring and other expenses. First half fiscal 2007 earnings from continuing operations (net of tax) were $21.8 million, a decrease of 25.4%

Alberto-Culver Reports Strong Fiscal Second Quarter and Six Month 2007 Earnings Results	Page 2
From Continuing Operations; Declares Regular Quarterly Cash Dividend of 5.5 Cents Per Share

after deducting $21.3 million (net of tax) for restructuring and other expenses, while diluted earnings per share from continuing operations were 22 cents after deducting 22 cents for restructuring and other expenses.

•

Excluding restructuring and other expenses, first half fiscal 2007 pre-tax earnings from continuing operations increased 55.2% to $63.9 million while earnings from continuing operations (net of tax) increased 47.8% to $43.1 million. First half fiscal 2007 diluted earnings per share excluding restructuring and other expenses increased 41.9% to 44 cents versus 31 cents in the prior year.

Commenting on the quarter, Alberto-Culver President and Chief Executive Officer V. James Marino said, “We are extremely pleased to report an increase in overall sales for the quarter and very strong growth in earnings from continuing operations. We are particularly pleased given the amount of Nexxus pipeline sales we experienced in the second quarter of fiscal 2006. Our main growth driver continues to be TRESemmé and we also exhibited growth in several other brands and within many of our main markets. Nexxus had a very robust quarter, its strongest quarter to date excluding the launch quarter. We have experienced a lot of change over the last several months with the completion of the separation from Sally/BSG in November and the transition into a new, stand-alone company and other initiatives related to our restructuring program. Even with these events, we delivered very solid results. We intend to build on this momentum and to continue to deliver long-term results for our shareholders.”

Mr. Marino acknowledged that the heavy Nexxus introductory spending in last year’s second quarter was the reason that advertising and other marketing expenditures decreased this quarter to $72.4 million from $83.1 million in the prior year. Sequentially, the Company invested $11.5 million more in the second quarter compared to the first quarter this year, and first half fiscal 2007 advertising and other marketing investments are on par with prior year amounts which were elevated due to the Nexxus launch. The Company expects fluctuations in advertising and other marketing spending levels between quarters due to the timing of product launches and other factors, but intends to continue in its strategy of investing in its brands and businesses.

Carol Lavin Bernick, Executive Chairman of the Company, stated, “This was another very impressive quarter and a reflection of the strength of our business. We have covered a lot of ground in our efforts to position the new Alberto-Culver for future success. There is still work to be done, but our board and our entire worldwide team remains passionate and dedicated in those efforts.”

Alberto-Culver Reports Strong Fiscal Second Quarter and Six Month 2007 Earnings Results	Page 3
From Continuing Operations; Declares Regular Quarterly Cash Dividend of 5.5 Cents Per Share

Mrs. Bernick also announced the Company’s board of directors approved the regular 5.5 cent quarterly cash dividend. The dividend will be paid on May 18, 2007 to shareholders of record on May 7, 2007.

The Company also reminds investors that the fiscal 2006 quarterly consolidated statements of earnings, reclassified to reflect the separation transaction, are available on the Company’s website at www.alberto.com in the Investing Section. This information is helpful in analyzing and understanding prior year results. Investors should understand that the third quarter 2006 tax rate was exceptionally low due to the favorable resolution of certain tax audits and that these tax benefits are not expected to reoccur in the third quarter of 2007. The Company will post today its fiscal 2006 quarterly sales and earnings results by segment, reclassified to reflect the separation transaction, on its website.

On November 16, 2006, the Company closed a transaction that separated its consumer products business from the beauty supply distribution business and resulted in the formation of two separate publicly-traded companies: new Alberto-Culver, a worldwide manufacturer and marketer of leading personal care products, and Sally Beauty Holdings, Inc., a leading distributor of professional beauty supplies. Pursuant to the transaction agreements, an affiliate of Clayton, Dubilier & Rice invested $575 million to obtain an equity ownership in Sally Beauty Holdings of approximately 47.55% and Sally incurred approximately $1.85 billion of new debt. The Company’s shareholders received, for each share of common stock then owned, (i) one share of common stock of new Alberto-Culver, (ii) one share of common stock of Sally Beauty Holdings and (iii) a $25.00 per share special cash dividend. As a result of the transaction, beginning in the first quarter of fiscal year 2007, the results of operations of Sally Beauty and Beauty Systems Group are reported as discontinued operations. Results for all prior reported periods have been reclassified to conform to this presentation.

The Company reported earnings from discontinued operations of $797,000 (net of tax) in the second quarter of fiscal 2007 compared to earnings from discontinued operations of $42.1 million (net of tax) during the second quarter of fiscal 2006. For the first half of fiscal 2007, the Company reported a loss from discontinued operations of $5.1 million (net of tax) compared to earnings from discontinued operations of $79.8 million (net of tax) in the prior year. Discontinued operations include the earnings of the beauty supply distribution business, which was separated from the Company on November 16, 2006, together with other fees and expenses associated with the separation. The diluted earnings per share from discontinued operations was 1 cent this quarter versus diluted earnings per share of 45 cents in the prior year, while first half fiscal 2007 diluted loss per share from discontinued operations was 5 cents compared to 86 cents of earnings in the prior year. Including continuing and discontinued operations, the Company reported net earnings of $22.6 million or

Alberto-Culver Reports Strong Fiscal Second Quarter and Six Month 2007 Earnings Results	Page 4
From Continuing Operations; Declares Regular Quarterly Cash Dividend of 5.5 Cents Per Share

23 cents per share on a fully diluted basis this quarter, compared to net earnings of $56.9 million or 61 cents per fully diluted share in the second quarter of fiscal 2006. Net earnings for the first half of fiscal 2007 were $16.7 million or 17 cents per diluted share compared to net earnings of $109.0 million or $1.17 per share in 2006.

On December 1, 2006, the Company announced a reorganization plan following the completion of the separation. All costs incurred related to this plan, as well as certain other charges recorded in connection with the closing of the separation, are classified as “restructuring and other” on the statement of earnings. During the first half of fiscal year 2007, the Company recorded restructuring and other costs of $32.0 million ($21.3 million after taxes or 22 cents per diluted share from continuing operations) with $593,000 ($1.0 million after taxes or 1 cent per diluted share from continuing operations) in the second quarter. The pre-tax amount for the first half of fiscal year 2007 consisted primarily of severance related to the restructuring ($13.9 million), charges related to the acceleration of vesting of stock options and restricted stock ($12.2 million) and contractual termination benefits for the Company’s former President and Chief Executive Officer relating to the separation ($9.9 million), partially offset by gains on the sale of the corporate airplane and the Company’s interest in a NetJets airplane ($5.9 million). Additional pre-tax restructuring charges of approximately $2.0 million are expected to be recorded during the remainder of fiscal year 2007.

Due to the disclosure of financial results excluding restructuring and other expenses, this press release contains certain non-GAAP financial measures as defined by Regulation G of the Securities and Exchange Commission. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures is included as a schedule to this release and can also be found on the Company’s web site at www.alberto.com.

The Company will discuss its second quarter and first half results with investors in a call to be held later today (Monday, April 30) at 11 a.m. Eastern Time. The dial-in numbers for the call are 800-817-4887 or 913-981-4913. The numbers for a replay of the conference call are 888-203-1112 or 719-457-0820 and will be available through Wednesday, May 30, 2007. The pass code is 8398084. The call and a replay will also be available on the internet for 30 days at www.alberto.com in the Investing Section, and at www.earnings.com.

Alberto-Culver Company manufactures, distributes and markets leading personal care products including Alberto VO5, St. Ives, TRESemmé and Nexxus in the United States and internationally. Several of its household/grocery products such as Mrs. Dash and Static Guard are niche category leaders in the U.S. It is also the second largest producer in the world of products for the ethnic hair care market with leading brands including Motions and Soft & Beautiful. Its Cederroth International unit is a major consumer goods marketer in the Nordic countries.

Alberto-Culver Reports Strong Fiscal Second Quarter and Six Month 2007 Earnings Results	Page 5
From Continuing Operations; Declares Regular Quarterly Cash Dividend of 5.5 Cents Per Share

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Alberto-Culver’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the pattern of brand sales; competition within the relevant product markets; loss of one or more key employees; risks inherent in acquisitions, divestitures and strategic alliances; events that negatively affect the intended tax free nature of the distribution of shares of Alberto-Culver Company in connection with the separation of the consumer products business from the beauty supply distribution business on November 16, 2006; the effects of a prolonged United States or global economic downturn or recession; changes in costs; the costs and effects of unanticipated legal or administrative proceedings; health epidemics; adverse weather conditions; loss of distributorship rights; sales by unauthorized distributors in Alberto-Culver’s exclusive markets; and variations in political, economic or other factors such as currency exchange rates, inflation rates, interest rates, tax changes, legal and regulatory changes or other external factors over which Alberto-Culver has no control. These forward-looking statements speak only as of the date of this press release, and there is no undertaking to update or revise them as more information becomes available. Additional factors that could cause Alberto-Culver’s results to differ materially from those described in the forward-looking statements can be found in the Company’s 2006 Annual Report on Form 10-K and the Proxy Statement/Prospectus-Information Statement filed by Alberto-Culver on October 13, 2006, in each case on file with the SEC and available at the SEC’s internet site (http://www.sec.gov).

Alberto-Culver Reports Strong Fiscal Second Quarter and Six Month 2007 Earnings Results	Page 6
From Continuing Operations; Declares Regular Quarterly Cash Dividend of 5.5 Cents Per Share

Consolidated Condensed Statements of Earnings (Unaudited)

(in thousands, except per share data)

Three Months Ended March 31, 2007 and 2006	2007	2006
Net sales	$383,412	365,677
Cost of products sold	183,575	165,910

Gross profit	199,837	199,767
Advertising, marketing, selling and administrative (1) Restructuring and other (2)	166,682 593	176,479 —

Operating earnings	32,562	23,288
Interest expense (income), net	(697)	1,197

Earnings from continuing operations before income taxes	33,259	22,091
Provision for income taxes	11,498	7,322

Earnings from continuing operations	21,761	14,769
Discontinued operations, net of income taxes (3)	797	42,082

Net earnings	$22,558	56,851

Basic earnings per share:
Continuing operations (2)	$.23	.16
Discontinued operations	—	.46

Total	$.23	.62

Diluted earnings per share:
Continuing operations (2) Discontinued operations	$.22	.16
Total	.01	.45

Weighted average shares outstanding:	$.23	.61

Basic	96,181	92,322
Diluted	98,996	93,174

(1)	Advertising, marketing, selling and administrative expenses includes $573 and $2,058 of stock option expense recorded during the second quarter of fiscal years 2007 and 2006, respectively, in accordance with SFAS No. 123 (R), which was adopted effective October 1, 2005.
(2)	Restructuring and other expenses includes severance and other costs incurred related to the Company’s reorganization plan announced following the separation of the consumer products business from the beauty supply distribution business, as well as other transaction-related expenses. Restructuring and other expenses reduced earnings from continuing operations by $1,019 and basic and diluted earnings per share from continuing operations by 1 cent.
(3)	Discontinued operations, net of income taxes, includes the operations of the beauty supply distribution business, which was separated from the Company on November 16, 2006, together with other fees and expenses associated with the separation. The discontinued operations results in the second quarter of fiscal year 2007 are due to favorable adjustments to self-insurance reserves for pre-separation Sally claims retained by Alberto-Culver.

Alberto-Culver Reports Strong Fiscal Second Quarter and Six Month 2007 Earnings Results	Page 7
From Continuing Operations; Declares Regular Quarterly Cash Dividend of 5.5 Cents Per Share

Consolidated Condensed Statements of Earnings (Unaudited)

(in thousands, except per share data)

Six Months Ended March 31, 2007 and 2006	2007	2006
Net sales	$734,540	677,587
Cost of products sold	353,715	316,749

Gross profit	380,825	360,838
Advertising, marketing, selling and administrative (1) Restructuring and other (2)	317,904 32,003	317,103 —

Operating earnings	30,918	43,735
Interest expense (income), net	(1,006)	2,542

Earnings from continuing operations before income taxes	31,924	41,193
Provision for income taxes	10,160	12,033

Earnings from continuing operations	21,764	29,160
Discontinued operations, net of income taxes (3)	(5,086)	79,794

Net earnings	$16,678	108,954

Basic earnings (loss) per share:
Continuing operations (2)	$.23	.32
Discontinued operations	(.05)	.86

Total	$.18	1.18

Diluted earnings (loss) per share:
Continuing operations (2)	$.22	.31
Discontinued operations	(.05)	.86

Total	$.17	1.17

Weighted average shares outstanding:
Basic	94,549	92,087
Diluted	96,961	92,863

(1)	Advertising, marketing, selling and administrative expenses includes $2,640 and $6,910 of stock option expense recorded during the first half of fiscal years 2007 and 2006, respectively, in accordance with SFAS No. 123 (R), which was adopted effective October 1, 2005.
(2)	Restructuring and other expenses includes severance and other costs incurred related to the Company’s reorganization plan announced following the separation of the consumer products business from the beauty supply distribution business, as well as other transaction-related expenses. Restructuring and other expenses reduced earnings from continuing operations by $21,341 and basic and diluted earnings per share from continuing operations by 23 cents and 22 cents, respectively.
(3)	Discontinued operations, net of income taxes, includes the operations of the beauty supply distribution business, which was separated from the Company on November 16, 2006, together with other fees and expenses associated with the separation.

Alberto-Culver Reports Strong Fiscal Second Quarter and Six Month 2007 Earnings Results	Page 8
From Continuing Operations; Declares Regular Quarterly Cash Dividend of 5.5 Cents Per Share

Consolidated Condensed Balance Sheets (Unaudited)

(in thousands)

	March 31, 2007	September 30, 2006
Assets
Cash, cash equivalents and short-term investments	$312,022	198,379
Accounts receivable, net	256,052	244,594
Inventories	201,721	185,189
Other current assets	31,281	31,447
Current assets of discontinued operations	—	764,301

Total current assets	801,076	1,423,910
Property, plant and equipment, net	196,103	211,291
Goodwill and trade names	315,309	311,403
Other assets, net	87,339	65,937
Non-current assets of discontinued operations	—	565,165

Total assets	$1,399,827	2,577,706

Liabilities and Stockholders’ Equity
Current maturities of long-term debt	$736	585
Accounts payable, accrued expenses and income taxes	288,480	276,327
Current liabilities of discontinued operations	—	299,962

Total current liabilities	289,216	576,874
Long-term debt	122,084	121,701
Other liabilities and deferred taxes	89,456	82,417
Non-current liabilities of discontinued operations	—	37,785

Total liabilities	500,756	818,777
Stock options subject to redemption	11,491	29,148
Stockholders’ equity	887,580	1,729,781

Total liabilities and stockholders’ equity	$1,399,827	2,577,706

Alberto-Culver Reports Strong Fiscal Second Quarter and Six Month 2007 Earnings Results	Page 9
From Continuing Operations; Declares Regular Quarterly Cash Dividend of 5.5 Cents Per Share

Segment Data (Unaudited)

(in thousands)

Three Months Ended March 31, 2007 and 2006	2007	2006
Net Sales:
Consumer Packaged Goods	$331,223	321,504
Cederroth International	52,189	51,678
Eliminations	—	(7,505)

	$383,412	365,677

Earnings From Continuing Operations Before Income Taxes:
Consumer Packaged Goods	$32,045	24,362
Cederroth International	1,683	984

Segment operating profit	33,728	25,346
Stock option expense	(573)	(2,058)
Restructuring and other (1)	(593)	—
Interest income (expense), net	697	(1,197)

	$33,259	22,091

Six Months Ended March 31, 2007 and 2006	2007	2006
Net Sales:
Consumer Packaged Goods	$634,926	594,608
Cederroth International	103,979	97,479
Eliminations	(4,365)	(14,500)

	$734,540	677,587

Earnings From Continuing Operations Before Income Taxes:
Consumer Packaged Goods	$63,949	48,333
Cederroth International	1,612	2,312

Segment operating profit	65,561	50,645
Stock option expense	(2,640)	(6,910)
Restructuring and other (1)	(32,003)	—
Interest income (expense), net	1,006	(2,542)

	$31,924	41,193

(1)	Restructuring and other expenses includes severance and other costs incurred related to the Company’s reorganization plan announced following the separation of the consumer products business from the beauty supply distribution business, as well as other transaction-related expenses.

Alberto-Culver Reports Strong Fiscal Second Quarter and Six Month 2007 Earnings Results	Page 10
From Continuing Operations; Declares Regular Quarterly Cash Dividend of 5.5 Cents Per Share

Schedule - Reconciliation of Non-GAAP Financial Measures

The Company’s press release announcing results of operations for the three and six months ended March 31, 2007 includes references to certain of the following “non-GAAP financial measures” as defined by Regulation G of the Securities and Exchange Commission:

•	Pre-tax earnings from continuing operations excluding restructuring and other expenses

•	Earnings from continuing operations excluding restructuring and other expenses

•	Basic earnings per share from continuing operations excluding restructuring and other expenses

•	Diluted earnings per share from continuing operations excluding restructuring and other expenses

•	Organic sales growth

On December 1, 2006, the Company announced a reorganization plan following the completion of the separation. All costs incurred related to this plan, as well as certain other charges recorded in connection with the closing of the separation, are classified as “restructuring and other” on the statement of operations. During the first half of fiscal year 2007, the company recorded restructuring costs of $32.0 million ($21.3 million after taxes or 22 cents per diluted share from continuing operations) with $593,000 ($1.0 million after taxes or 1 cent per diluted share from continuing operations) in the second quarter. The pre-tax amount for the first half of fiscal year 2007 consisted primarily of severance related to the restructuring ($13.9 million), charges related to the acceleration of vesting of stock options and restricted stock ($12.2 million) and contractual termination benefits for the Company’s former President and Chief Executive Officer relating to the separation ($9.9 million), partially offset by gains on the sale of the corporate airplane and the company’s interest in a Net Jets airplane ($5.9 million).

Alberto-Culver Reports Strong Fiscal Second Quarter and Six Month 2007 Earnings Results	Page 11
From Continuing Operations; Declares Regular Quarterly Cash Dividend of 5.5 Cents Per Share

Schedule - Reconciliation of Non-GAAP Financial Measures (continued)

Reconciliations of these non-GAAP financial measures to their most directly comparable financial measures under GAAP for the three and six months ended March 31, 2007 and 2006 are as follows (in thousands, except per share data):

	Three Months Ended		Six Months Ended
	March 31		March 31
	2007	2006	2007	2006
Pre-tax earnings from continuing operations, as reported	$33,259	22,091	$31,924	41,193
Restructuring and other expenses	593	—	32,003	—

Pre-tax earnings from continuing operations, excluding restructuring and other expenses	$33,852	22,091	$63,927	$41,193

Earnings from continuing operations (net of income taxes), as reported	$21,761	14,769	$21,764	29,160
Restructuring and other expenses, net of income taxes	1,019	—	21,341	—

Earnings from continuing operations (net of income taxes), excluding restructuring and other expenses	$22,780	14,769	$43,105	29,160

Basic earnings per share from continuing operations, as reported	$.23	.16	$.23	.32
Restructuring and other expenses, net of income taxes	.01	—	.23	—

Basic earnings per share from continuing operations, excluding restructuring and other expenses	$.24	.16	$.46	.32

Diluted earnings per share from continuing operations, as reported	$.22	.16	$.22	.31
Restructuring and other expenses, net of income taxes	.01	—	.22	—

Diluted earnings per share from continuing operations, excluding restructuring and other expenses	$.23	.16	$.44	.31

	Three Months Ended		Six Months Ended
	March 31		March 31
	2007	2006	2007	2006
Net sales growth, as reported	4.8%	13.0%	8.4%	9.2%
Effect of foreign exchange	(2.2)	2.3	(2.5)	2.4
Effect of acquisitions	—	(1.0)	—	(1.2)
Effect of divestiture	—	0.1	—	0.6
Organic sales growth*	2.6%	14.4%	5.9%	11.0%

*	Organic sales growth includes sales related to the retail launch of Nexxus.

Management uses these non-GAAP financial measures to evaluate the performance of the Company and believes the presentation of these amounts provides the reader with information necessary to analyze the Company’s normal operations for the periods compared.